Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of the HSBC Advisor Funds Trust:
In planning and performing our audits of the financial
 statements of HSBC Advisor Funds Trust
HSBC Investor Core Plus Fixed Income Fund
HSBC Investor International Equity Fund and
HSBC Investor Small Cap Equity Fund as of and for the year ended October312006 in accordance with the standards of the Public Company Accounting
Oversight Board (United States) we considered their internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of HSBC Advisor
Funds internal control over financial reporting
Accordingly we express no such opinion
The management of HSBC Advisor Funds is
responsible for establishing and maintaining effective internal control over financial reporting
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US generally accepted accounting principles
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements
Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or t hat the degree of compliance with the policies or procedures may deteriorate
A control deficiency exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with US generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected

Our consideration of HSBC Advisor Funds
internal control over financial reporting was
for the limited purpose described in the first
paragraph and would not necessarily disclose
all deficiencies in internal control that might
be significant deficiencies or material weaknesses
under standards established by the Public
Company Accounting Oversight Board (United States)
However we noted no deficiencies in HSBC Advisor
Funds internal control over financial reporting and
their operation including controls for safeguarding
 securities that we consider to be a material
weakness as defined above as of October312006
This report is intended solely for the information
and use of management and the Board of Trustees of
HSBC Advisor Funds Trust and the Securities and
 Exchange Commission and is not intended to be
and should not be used by anyone other than these
specified parties
/s/ KPMG LLP
Columbus Ohio
December222006


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